As filed with the Securities and Exchange Commission on August 7, 2025

Registration Statement No. 033-41934

033-56088

033-55173

033-55709

033-60943

333-42987

033-59049

333-116918

033-59141

333-108105

333-34125

333-75752

333-82422

333-50452

333-88613

333-131257

333-55346

333-139248

333-164441

333-192673

333-198455

333-204282

333-234238

333-235364

333-235365

333-235366

333-258649

333-267798

333-281546

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-41934

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-56088

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-55173

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-55709

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-60943

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-42987

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-59049

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116918

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-59141

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108105

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34125

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75752

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82422

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50452

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-88613

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-131257

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-55346

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139248

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164441

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192673

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198455

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204282

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-234238

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235364

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235365

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235366

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258649

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-267798

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281546

UNDER

THE SECURITIES ACT OF 1933

PARAMOUNT GLOBAL

(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1515 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Viacom Inc. 1989 Long-Term Management Incentive Plan

Compensation Agreement with Frank J. Biondi, Jr.

Paramount Communications Inc. 1984 and 1989 Stock Options Plans

Blockbuster Entertainment Corporation 1994, 1990, 1989 and 1987 Stock Options Plans

Blockbuster Entertainment Corporation 1991 Employee Director Stock Option Plan

Blockbuster Entertainment Corporation 1991 Non-Employee Director Stock Option Plan

Viacom Inc. Excess Investment Plan

Blockbuster Investment Plan

Viacom Employee Savings Plan

Viacom Inc. 1994 Long-Term Management Incentive Plan

Viacom Inc. Stock Option Plan for Outside Directors

Viacom Inc. 1994 Stock Option Plan for Outside Directors

Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan

King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994

King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994

King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995

King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995

King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997

King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997

King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998

King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998

King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998

King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998

King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998

Viacom Inc. 1997 Long-Term Management Incentive Plan

Infinity Broadcasting Corporation Stock Plan for Directors

Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan

Outdoor Systems, Inc. 1996 Omnibus Plan

Amended and Restated Infinity Broadcasting Corporation Stock Option Plan

King World Salesforce Bonus Plan

King World Productions, Inc. and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan

King World Productions, Inc. 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan

Paramount Global Amended and Restated Equity Plan for Outside Directors (f/k/a CBS Corporation 2015 Equity Plan for Outside Directors; CBS Corporation 2005 RSU Plan for Outside Directors; Viacom Inc. 2005 RSU Plan for Outside Directors)

Viacom Inc. 2000 Long-Term Management Incentive Plan

CBS Corporation 2000 Stock Option Plan for Outside Directors (f/k/a Viacom Inc. 2000 Stock Option Plan for Outside Directors)

Viacom Inc. 2016 Long-Term Management Incentive Plan

Viacom Inc. 2011 Stock Option Plan for Outside Directors

Viacom Inc. 2006 Long-Term Management Incentive Plan

Viacom Inc. 2006 RSU Plan for Outside Directors

Viacom Inc. 2011 RSU Plan for Outside Directors

Viacom Excess 401(k) Plan

Viacom Excess 401(k) Plan for Designated Senior Executives

Viacom Bonus Deferral Plan

Viacom Bonus Deferral Plan for Designated Senior Executives

Paramount Global 401(k) Plan (f/k/a CBS Corporation 401(k) Plan)

Paramount Global Excess 401(k) Plan (f/k/a ViacomCBS Excess 401(k) Plan; CBS Corporation Excess 401(k) Plan)

Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a ViacomCBS Excess 401(k) Plan for Designated Senior Executives; CBS Corporation Excess 401(k) Plan for Designated Senior Executives)

Paramount Global Bonus Deferral Plan (f/k/a ViacomCBS Bonus Deferral Plan; CBS Corporation Bonus Deferral Plan)

Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a ViacomCBS Bonus Deferral Plan for Designated Senior Executives; CBS Corporation Bonus Deferral Plan for Designated Senior Executives)

Paramount Global Amended and Restated Long-Term Incentive Plan (f/k/a ViacomCBS Inc. 2009 Long Term Incentive Plan; CBS Corporation 2009 Long Term Incentive Plan)

(Full title of the plans)

Andrew Warren

President

Paramount Global

1515 Broadway

New York, New York 10036

(212) 258-6000

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Eric M. Swedenburg Katherine M. Krause Xiaohui (Hui) Lin Katharine L. Thompson Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Andrew Warren President Paramount Global 1515 Broadway New York, New York 10036 (212) 258-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Paramount Global, a Delaware corporation (the “Company”, “Paramount”, or the “Registrant”), is filing with the Securities and Exchange Commission (the “Commission”) these post-effective amendments (these “Post-Effective Amendments”) to deregister any and all securities previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”) that remain unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed as being registered below reflect the number of shares originally registered under the various Registration Statements and do not take into account corporate actions taken since the filing of such Registration Statements):

•

Registration Statement No. 033-41934 filed with the Commission on July 29, 1991, registering 325,000 units of one share of common stock, par value $0.01 per share, 325,000 units of one share of non-voting common stock, par value $0.01 per share and 6,350,000 shares of non-voting common stock, par value $0.01 per share issuable pursuant to the 1989 Long-Term Management Incentive Plan;

•

Registration Statement No. 033-56088 filed with the Commission on December 21, 1992, registering 177,897 shares of class B common stock issuable pursuant to the Compensation Agreement with Frank J. Biondi, Jr.;

•

Registration Statement No. 033-55173 filed with the Commission on August 22, 1994, registering 1,274,210 shares of class B common stock, 368,116 three-year warrants, 220,877 five-year warrants, $12,833,000 worth of 8% exchangeable subordinated debentures due 2006, 685,217 shares of contingent value rights, 256,650 shares of series C cumulative exchangeable redeemable preferred stock and $12,833,000 worth of 5% subordinated debentures due 2014 issuable pursuant to the Paramount Communications Inc. 1984 and 1989 Stock Options Plans;

•

Registration Statement No. 033-55709 filed with the Commission on September 30, 1994, registering 1,286,381 shares of class A common stock, 11,970,418 shares of class B common stock and 16,079,760 shares of variable common rights issuable pursuant to the Blockbuster Entertainment Corporation 1994, 1990, 1989 and 1987 Stock Options Plans, Blockbuster Entertainment Corporation 1991 Employee Director Stock Option Plan and Blockbuster Entertainment Corporation 1991 Non-Employee Director Stock Option Plan;

•

Registration Statement No. 033-60943 filed with the Commission on July 10, 1995, registering 1,070,000 shares of class B common stock issuable pursuant to the Paramount Communications Inc. 1984 and 1989 Stock Options Plans;

•

Registration Statement No. 333-42987 filed with the Commission on December 22, 1997, registering $50,000,000 worth of deferred compensation obligations issuable pursuant to the Viacom Inc. Excess Investment Plan;

•

Registration Statement No. 033-59049 filed with the Commission on May 3, 1995, registering 2,500,000 shares of class B common stock issuable pursuant to the Viacom Investment Plan and Blockbuster Investment Plan, as amended by Post-Effective Amendment No. 1, filed with the Commission on December 29, 1999, registering 5,000,000 shares of class B common stock;

•	Registration Statement No. 333-116918 filed with the Commission on June 28, 2004, registering 100,000 shares of class B common stock, issuable pursuant to the Viacom Employee Savings Plan;

•

Registration Statement No. 033-59141, filed with the Commission on May 5, 1995, registering 10,300,000 shares of class B common stock issuable pursuant to the Viacom Inc. 1994 Long-Term Management Incentive Plan, Viacom Inc. Stock Option Plan for Outside Directors and Viacom Inc. 1994 Stock Option Plan for Outside Directors, as amended by Post-Effective Amendment No.  1, filed with the Commission on January 13, 2006, registering (i) the change in the name of the Registrant from “Viacom Inc.” to “CBS Corporation” and (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share;

•

Registration Statement No.  333-108105 filed with the Commission on August 20, 2003, registering 7,060,896 shares of class B common stock, par value $0.01 per share, issuable pursuant to the CBS Corporation 1993 Long-Term Incentive Plan, Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998 and King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998, as amended by Post-Effective Amendment No.  1, filed with the Commission on January 13, 2006, registering (i) the change in the name of the Registrant and (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share;

•

Registration Statement No. 333-34125 filed with the Commission on August 22, 1997, registering 20,000,000 shares of class B common stock issuable pursuant to the Viacom Inc. 1997 Long-Term Management Incentive Plan, as amended by Post-Effective Amendment No. 1, filed with the Commission on January 13, 2006, registering (i) the change in the name of the Registrant and (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share;

•

Registration Statement No.  333-75752 filed with the Commission on December 21, 2001, registering $100,000,000 worth of deferred compensation obligations issuable pursuant to the Viacom Excess 401(k) Plan, as amended by Post-Effective Amendment No.  1, filed with the Commission on January 13, 2006, registering (i) the change in the name of the Registrant, (ii) to reflect a change of the name of the “Viacom Excess 401(k) Plan” to the “CBS Corporation Excess 401(k) Plan” and (iii) the use of the amount previously registered pursuant to the Registration Statement in connection with the CBS Corporation Excess 401(k) Plan (formerly named the Viacom Inc. Excess 401(k) Plan) for deferred compensation obligations under such Plan and under the CBS Corporation Excess 401(k) Plan for Designated Senior Executives, the CBS Corporation Bonus Deferral Plan and the CBS Corporation Bonus Deferral Plan for Designated Senior Executives;

•

Registration Statement No.  333-82422 filed with the Commission on February 8, 2002, registering 30,000,000 shares of class B common stock issuable pursuant to the Viacom 401(k) Plan and The Westinghouse Savings Program, as amended by Post-Effective Amendment No.  1, filed with the Commission on January 13, 2006, registering (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share and (iii) a change of the name of the “Viacom 401(k) Plan” to the “CBS Corporation 401(k) Plan” to reflect the change in name of the Registrant;

•

Registration Statement No.  333-50452 filed with the Commission on November 22, 2000, as amended by, among other things, Post-Effective Amendment No. 1 to Form S-8, filed on January 17, 2006, registering (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) the removal of the Outdoor Systems, Inc. 1996 Non-Employee Directors Stock Option Plan and (iv) the removal of the Infinity Broadcasting Corporation Employees’ 401(k) Plan, the Infinity Broadcasting Corporation Employees’ 401(k) Union Plan, the Outdoor System, Inc. 401(k) Plan and the CBS Employee Investment Fund;

•

Registration Statement No.  333-88613 filed with the Commission on October 7, 1999, as amended by, among other things, Post-Effective Amendment No. 1 to Form S-8, filed on January 17, 2006, registering (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) the removal of the Infinity Broadcasting Corporation Warrant Certificate No. 3 to Mel Karmazin, the Gaylord Entertainment Company Amended and Restated 1993 Stock Option and Incentive Plan, the Gaylord Entertainment Company Amended and Restated 1991 Stock Option and Incentive Plan, the Westinghouse 1984 Long-Term Incentive Plan and the Non-Qualified Stock Option Agreement for Leo Yochum, which were originally included on the Registration Statement, (iv) the removal of the Westinghouse Savings Program and (v) the removal of the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees’ 401(k) Plan and the Infinity Broadcasting Corporation Employees’ 401(k) Union Plan, which subsequent to the original filing of the Registration Statement were merged into the CBS Corporation 401(k) Plan (formerly known as the Viacom Inc. 401(k) Plan), pursuant to which shares of the Registrant were offered under the Registrant’s Registration Statement filed on February 8, 2002 (File No. 333-82422);

•

Registration Statement No.  333-131257 filed with the Commission on January 24, 2006, registering 8,500,000 shares of class B common stock, par value $0.001 per share, issuable pursuant to the CBS Corporation 1993 Long-Term Incentive Plan, CBS Corporation 1991 Long-Term Incentive Plan, Infinity Broadcasting Corporation Stock Plan for Directors, Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan, Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan, Infinity Broadcasting Corporation Stock Option Plan, Outdoor Systems, Inc. 1996 Omnibus Plan, King World Salesforce Bonus Plan, King World Productions, Inc. and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan, King World Productions, Inc. 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997, King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998, King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998 and King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998;

•

Registration Statement No.  333-55346 filed with the Commission on February 9, 2001, registering 117,581,389 shares of class B common stock, par value $0.01 per share, issuable pursuant to the Viacom Inc. 2000 Long-Term Management Incentive Plan, Viacom Inc. 1997 Long-Term Management Incentive Plan, Viacom Inc. 2000 Stock Option Plan for Outside Directors, BET Holdings II Inc. Restated Stock Option Agreement with Robert L. Johnson and BET Holdings II Inc. Restated Stock Option Agreement with Debra L. Lee, as amended by Post-Effective Amendment No.  1, filed with the Commission on December 27, 2005, registering the use of the 1,000,000 shares of class B common stock, par value $0.01 per share, of Viacom Inc. available for issuance under the Viacom Inc. 2000 Stock Option Plan for Outside Directors to settle restricted share units issued under the Viacom Inc. 2005 RSU Plan for Outside Directors, as amended by Post-Effective Amendment No. 2, filed with the Commission on July 10, 2006, registering the name change of the Registrant, a reduction in the par value of the Registrant’s class B common stock registered under the Registration Statement from $0.01 to $0.001 per share, a change of the name of the “Viacom Inc. 2005 RSU Plan for Outside Directors” to the “CBS Corporation 2005 RSU Plan for Outside Directors” and the “Viacom Inc. 2000 Stock Option Plan for Outside Directors” to the “CBS Corporation 2000 Stock Option Plan for Outside Directors” to reflect the change in name of the registrant and the removal of the BET Holdings II Inc. Restated Stock Option Agreement with Robert L. Johnson and the BET Holdings II Inc. Restated Stock Option Agreement with Debra L. Lee that were originally included on the Registration Statement;

•

Registration Statement No.  333-139248 filed with the Commission on December 11, 2006, registering $100,000,000 worth of deferred compensation obligations issuable pursuant to the CBS Corporation Excess 401(k) Plan, CBS Corporation Excess 401(k) Plan for Designated Senior Executives, CBS Corporation Bonus Deferral Plan and CBS Corporation Bonus Deferral Plan for Designated Senior Executives;

•

Registration Statement No.  333-164441 filed with the Commission on January 20, 2010, registering 73,075,000 shares of class B common stock, $0.001 par value per share, issuable pursuant to the CBS Corporation 2009 Long-Term Incentive Plan, CBS Corporation 2000 Stock Option Plan for Outside Directors and CBS Corporation 2005 RSU Plan for Outside Directors;

•

Registration Statement No.  333-192673 filed with the Commission on December 5, 2013, registering $200,000,000 worth of deferred compensation obligations issuable pursuant to the CBS Corporation Excess 401(k) Plan, CBS Corporation Excess 401(k) Plan for Designated Senior Executives, CBS Corporation Bonus Deferral Plan and CBS Corporation Bonus Deferral Plan for Designated Senior Executives;

•

Registration Statement No.  333-198455 filed with the Commission on August 28, 2014, registering 35,683,647 shares of class B common stock, par value $0.001 per share, issuable pursuant to the CBS Corporation 2009 Long-Term Incentive Plan, as amended and restated;

•

Registration Statement No.  333-204282 filed with the Commission on May 18, 2015, registering 30,000,000 shares of class B common stock, par value $0.001 per share, issuable pursuant to the CBS 401(k) Plan;

•

Registration Statement No.  333-234238 on Form S-4, which the Commission declared effective on October 25, 2019, registering 221,435,633 shares of class B common stock, par value $0.001 per share issuable upon the conversion of certain outstanding stock options granted under Viacom Inc. 2016 Long-Term Management Incentive Plan, the Viacom Inc. 2006 Long-Term Management Incentive Plan and the Viacom Inc. 2011 Stock Option Plan for Outside Directors into corresponding awards with respect to shares of class B common stock, as amended by Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed with the Commission on December 5, 2019, registering 6,140,084 shares of class B common stock, par value $0.001 per share, issuable pursuant to the Viacom Inc. 2016 Long-Term Management Incentive Plan, the Viacom Inc. 2006 Long-Term Management Incentive Plan and the Viacom Inc. 2011 Stock Option Plan for Outside Directors;

•

Registration Statement No.  333-235364 filed with the Commission on December 5, 2019, registering 18,378,070 shares of class B common stock, par value $0.001 per share, issuable pursuant to the Viacom Inc. 2016 Long-Term Management Incentive Plan, 10,945 shares of class B common stock, par value $0.001 per share, issuable pursuant to the Viacom Inc. 2006 RSU Plan for Outside Directors and 337,424 shares of class B common stock, par value $0.001 per share, issuable pursuant to the Viacom Inc. 2011 RSU Plan for Outside Directors;

•

Registration Statement No.  333-235365 filed with the Commission on December 5, 2019, registering $250,000,000 worth of deferred compensation obligations issuable pursuant to the Viacom Excess 401(k) Plan, Viacom Excess 401(k) Plan for Designated Senior Executives, Viacom Bonus Deferral Plan and Viacom Bonus Deferral Plan for Designated Senior Executives;

•

Registration Statement No.  333-235366 filed with the Commission on December 5, 2019, registering 4,000 shares of class A common stock, par value $0.001 per share and 4,500,000 shares of class B common stock, par value $0.001 per share issuable pursuant to the Viacom 401(k) Plan;

•

Registration Statement No.  333-258649 filed with the Commission on August 9, 2021, registering 5,000,000 shares of class B common stock, par value $0.001 per share issuable pursuant to the ViacomCBS Inc. 2009 Long-Term Incentive Plan;

•

Registration Statement No.  333-267798 filed with the Commission on October 7, 2022, registering $150,000,000 of deferred compensation obligations issuable pursuant to the Paramount Global Excess 401(k) Plan (f/k/a ViacomCBS Excess 401(k) Plan), Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a ViacomCBS Excess 401(k) Plan for Designated Senior Executives), Paramount Global Bonus Deferral Plan (f/k/a ViacomCBS Bonus Deferral Plan) and Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a ViacomCBS Bonus Deferral Plan for Designated Senior Executives); and

•

Registration Statement No.  333-281546 filed with the Commission on August 14, 2024, registering 31,000,000 shares of class B common stock issuable pursuant to the Paramount Global Amended and Restated Long-Term Incentive Plan.

On August 7, 2025, Paramount Skydance Corporation, a Delaware corporation (formerly known as New Pluto Global, Inc.) (“Paramount Skydance Corporation”) completed the previously announced business combination contemplated by the Transaction Agreement, dated as of July 7, 2024 (the “Transaction Agreement”), by and among the Company, Paramount Skydance Corporation, Skydance Media, LLC, a California limited liability company (“Skydance”), Pluto Merger Sub, Inc., a Delaware corporation (“Paramount Merger Sub”), Pluto Merger Sub II, Inc., a Delaware corporation (“Paramount Merger Sub II”), Sparrow Merger Sub, LLC, a California limited liability company (“Skydance Merger Sub”), and the Upstream Blocker Holders (as defined in the Transaction Agreement) (solely with respect to certain sections of the Transaction Agreement as specified therein). Pursuant to the Transaction Agreement, on August 6, 2025, Paramount Merger Sub merged with and into the Company (the “Pre-Closing Paramount Merger”), with the Company surviving the Pre-Closing Paramount Merger and becoming a wholly owned, direct subsidiary of Paramount Skydance Corporation. On August 7, 2025, pursuant to the Transaction Agreement, (i) Paramount Merger Sub II merged with and into Paramount Skydance Corporation (the “New Paramount Merger”), with Paramount Skydance Corporation surviving the New Paramount Merger, (ii) immediately following the New Paramount Merger, each Upstream Blocker Holder transferred 100% of the issued and outstanding equity interests in certain blocker entities to Paramount Skydance Corporation in exchange for shares of Class B common stock, par value $0.001 per share, of Paramount Skydance Corporation (the “Blocker Contribution and Exchange”), and (iii) immediately following the Blocker Contribution and Exchange, Skydance Merger Sub merged with and into Skydance (the “Skydance Merger”), with Skydance surviving the Skydance Merger and becoming a wholly owned subsidiary of Paramount Skydance Corporation.

The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. These filings are made in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on August 7, 2025.

PARAMOUNT GLOBAL

By:	/s/ Andrew Warren
Name:	Andrew Warren
Title:	President

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.